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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 2, 2002
ADOLPH COORS COMPANY (Exact name of registrant as specified in its chapter)

Colorado (State or other jurisdiction of incorporation	_______0-8251_________ (Commission File Number)	____84-0178360________ (IRS Employer Identification No.)

Golden, Colorado 80401 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (303) 279-6565
_____________ Not applicable_________________________ (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

(a) On February 2, 2002, Adolph Coors Company completed the purchase of the Carling business portion of Bass Brewers from Interbrew S.A. for GBP 1.2 billion (US $1.7 billion).

The form of the transaction was the purchase of all of the outstanding stock of Bass Holdings Ltd., and the purchase of certain assets, including 20 beer and several flavored-alcohol beverage brands, interests in two joint ventures, Grolsch N.V. (49.0%) and the logistics provider Tradeteam (49.9%), and related brewing and malting facilities in the U.K.

Coors plans to call the U.K. business created through the transaction Coors Brewers Limited. Coors Brewers is now the second-largest brewer in the U.K. Its largest brand, Carling Lager, is the best-selling beer brand in the U.K.

Coors financed the transaction with a combination of cash on hand and bank debt, including $800 million of term borrowings under new senior unsecured credit facilities with a group of lenders and $750 million of borrowings under a senior unsecured bridge facility."

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Acquired Assets and Business

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 16, 2002.

(b) Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 16, 2002.

(c) Exhibits

99.1. News Release of Adolph Coors Company dated February 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLPH COORS COMPANY (Registrant)
Date February 18, 2002	/s/ Annita M. Menogan Annita M. Menogan, Secretary